UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 31, 2018
QVC, Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	000-55409	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (484) 701-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On December 31, 2018, QVC, Inc. (the “Company”), an indirect wholly owned subsidiary of Qurate Retail, Inc., amended and restated the Company’s existing credit agreement (as amended and restated, the “Fourth Amended and Restated Credit Agreement”) and refinanced the Company’s existing bank credit facility by entering into a fourth amendment and restatement agreement with the Company and zulily, llc (“zulily”), a wholly owned subsidiary of Qurate Retail, Inc., as borrowers (collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent, and the other parties named therein.
The Fourth Amended and Restated Credit Agreement is a multi-currency facility providing for a $3.65 billion revolving credit facility, with a $450 million sub-limit for letters of credit and up to $1.8 billion of uncommitted incremental revolving loan commitments or incremental term loans. The Fourth Amended and Restated Credit Agreement includes a $400 million tranche that may be borrowed by the Company and zulily, as co-borrowers. The remaining $3.25 billion and any incremental loans may be borrowed only by the Company. The Fourth Amended and Restated Credit Agreement provides a table of interest rate margins that is the same as the previous bank credit facility. Borrowings under the Fourth Amended and Restated Credit Agreement bear interest at either the alternate base rate or LIBOR (based on an interest period selected by the applicable Borrower of one week, one month, two months, three months or six months, or to the extent available from all lenders, twelve months) at the applicable Borrower’s election in each case plus a margin. Borrowings that are alternate base rate loans will bear interest at a per annum rate equal to the base rate plus a margin that varies between 0.25% and 0.75% depending on the Borrowers’ combined ratio of consolidated total debt to consolidated EBITDA (the “consolidated leverage ratio”). Borrowings that are LIBOR loans will bear interest at a per annum rate equal to the applicable LIBOR plus a margin that varies between 1.25% and 1.75% depending on the Borrowers’ combined consolidated leverage ratio. Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs. No mandatory prepayments will be required other than when borrowings and letter of credit usage exceed availability; provided that, if zulily ceases to be controlled by Qurate Retail, Inc., all of its loans must be repaid and its letters of credit cash collateralized. Any amounts prepaid on the revolving facility may be reborrowed.
The loans are scheduled to mature on December 31, 2023. Payment of the loans may be accelerated following certain customary events of default.
The payment and performance of the Borrowers’ obligations (including zulily’s obligations) under the Fourth Amended and Restated Credit Agreement are guaranteed by each of the Company’s Material Domestic Subsidiaries (as defined in the Fourth Amended and Restated Credit Agreement) and certain other subsidiaries of the Company that the Company has chosen to provide guarantees. Further, the borrowings under the Fourth Amended and Restated Credit Agreement are secured, pari passu with the Company’s existing notes, by a pledge of all of the Company’s equity interests. The payment and performance of the Borrowers’ obligations with respect to the $400 million tranche available to both the Company and zulily will also be guaranteed by each of zulily’s Material Domestic Subsidiaries, if any, and are secured by a pledge of all of zulily’s equity interests.
The Fourth Amended and Restated Credit Agreement contains certain affirmative and negative covenants, including certain restrictions on the Borrowers and each of their respective restricted subsidiaries (subject to certain exceptions) with respect to, among other things: incurring additional indebtedness; creating liens on property or assets; making certain loans or investments; selling or disposing of assets; paying certain dividends and other restricted payments; dissolving, consolidating or merging; entering into certain transactions with affiliates; entering into sale or leaseback transactions; restricting subsidiary distributions; and limiting the Company’s consolidated leverage ratio and the Borrowers’ combined consolidated leverage ratio.
Borrowings under the Fourth Amended and Restated Credit Agreement may be used to repay outstanding indebtedness, pay certain fees and expenses, finance working capital needs and general corporate purposes of the Borrowers and their respective subsidiaries and make certain restricted payments and loans to the Borrowers’ respective parents and affiliates.

In connection with the refinancing, HSN, Inc. and its subsidiaries, other than the Cornerstone Brands, became subsidiaries of the Company as part of an intercompany restructuring by Qurate Retail, Inc. Proceeds from the Company’s new credit facility were used to repay in full all outstanding debt under the $1.00 billion senior secured credit facility of HSN, Inc., and HSN, Inc.’s credit facility was terminated.

The press release announcing the refinancing of the Company’s existing bank credit facility and the execution of the Fourth Amended and Restated Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03. The foregoing discussion of the terms of the Fourth Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Credit Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description
4.1
Fourth Amended and Restated Credit Agreement, dated as of December 31, 2018, among QVC, Inc. and zulily, llc, as Borrowers, JPMorgan Chase Bank, N.A., as Lead Arranger, Lead Bookrunner and Administrative Agent and the parties named therein as Lenders, Co-Bookrunners, Co-Syndication Agents and Co-Documentation Agents.

99.1	Press Release issued on December 31, 2018 regarding the Fourth Amended and Restated CreditAgreement and the restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: January 4, 2019	By:/s/ JOHN F. MISKO
John F. Misko
Senior Vice President and Controller